UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2023

AMMO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13101	83-1950534
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7681 E. Gray Rd.

Scottsdale, Arizona 85260

(Address of principal executive offices)

(480) 947-0001

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	POWW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
8.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.001 par value	POWWP	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on the Current Report on Form 8-K filed by AMMO, Inc. (the “Company”) with the Securities and Exchange Commission on November 7, 2022, the Board of Directors of the Company (the “Board”) created the CEO Succession Committee to plan the succession of Mr. Fred W. Wagenhals as Chief Executive Officer (“CEO”) of the Company.

In July 2023, the CEO Succession Committee recommended to the Board that Mr. Jared R. Smith, the Company’s President and Chief Operating Officer (“COO”) since January 2023, be appointed CEO. On July 24, 2023 (the “Effective Date”), the Board appointed Mr. Smith as CEO and as a member of the Board (the “Smith Appointment”). In connection with the Smith Appointment, Mr. Smith relinquished his prior titles of President and COO.

Mr. Smith, 45, has more than 17 years of experience in the ammunition industry. Prior to joining the Company in January 2023, Mr. Smith was employed at Fiocchi of America, a global manufacturer of premium ammunition for competition, hunting and defense applications located in Ozark, Missouri from 2010 to December 2022, where, since 2017, he has held the position of General Manager. As General Manager, Mr. Smith maintained full Profit and Loss ownership and managed separate manufacturing operations (340+ employees), while overseeing 3 acquisitions, and leading Fiocchi’s revenue growth in three years from $95 million to in excess of $200 million. Prior to taking the General Manager role, Mr. Smith also held positions as the Vice President-International Strategy and Development and Director of Procurement and Supply Chain at Fiocchi of America.

In connection with the Smith Appointment, on the Effective Date, the Company and Mr. Smith entered into that certain Amended and Restated Employment Agreement (the “Smith Agreement”). The Smith Agreement is for an initial term of three (3) years and may be terminated by either party with or without cause (provided, however, that if the Company terminates Mr. Smith without cause then he will be entitled to compensation including salary and insurance benefits for a period of twelve (12) months from the effective date of termination and 100% of his remaining unissued equity compensation). Pursuant to the Smith Agreement, Mr. Smith will receive an annual base salary of $500,000 and annual stock compensation of approximately 133,333 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), vested and issuable on a quarterly basis. Mr. Smith will be eligible to earn a performance bonus in such amount, if any, as determined in the sole discretion of the Board. Pursuant to the Smith Agreement, Mr. Smith was granted stock options under the Company’s 2017 Equity Incentive Plan (the “Plan”) to purchase 400,000 shares of Common Stock (the “Smith Stock Options”). The Smith Stock Options will vest on the following schedule: (i) 100,000 shares of the Options will vest on the Effective Date, and (ii) 300,000 shares of the Options will vest in equal quarterly installments of 25,000 over 3 years beginning at the end of the September 30, 2023 quarter, provided, in each case, that Mr. Smith remains in the continuous employ of the Company as of the end of each quarter.

There is no arrangement or understanding between Mr. Smith, the Company, or any other person pursuant to which Mr. Smith was appointed to the Board. Other than compensation paid to Mr. Smith pursuant to the terms of his previously disclosed original employment agreement (with such compensation to be reported in future filings pursuant to Item 402 of Regulation S-K) there have been no related party transactions between the Company and Mr. Smith that would be reportable under Item 404(a) of Regulation S-K.

On the Effective Date, Mr. Wagenhals departed as CEO, effective immediately, and the Board appointed Mr. Wagenhals the Company’s Executive Chairman (the “Wagenhals Appointment”). Mr. Wagenhals remains a member of the Board.

In connection with the Wagenhals Appointment, on the Effective Date, the Company and Mr. Wagenhals entered into that certain Amended and Restated Employment Agreement (the “Wagenhals Agreement”). The Wagenhals Agreement is for an initial term of twelve (12) months. Pursuant to the Wagenhals Agreement, Mr. Wagenhals will receive the following payments in connection with his transition from CEO to Executive Chairman: (i) a cash payment of $475,000; and (ii) a cash payment of $585,289.64, representing the performance bonus payable under the prior employment agreement between the Company and Mr. Wagenhals. Mr. Wagenhals will also receive 300,000 shares of Common Stock. During the term of his employment, Mr. Wagenhals will receive an annual base salary of $400,000 and 180,000 shares of Common Stock issued quarterly. Mr. Wagenhals will also be eligible to earn a performance bonus in such amount, if any, as determined in the sole discretion of the Board.

On the Effective Date, Mr. Harry Markley resigned as a member of the Board, effective immediately. Mr. Markley did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.02 of this Current Report on Form 8-K (the “Report”) contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to each of the Smith Agreement and the Wagenhals Agreement, and such description is qualified in its entirety by reference to the full texts of the Smith Agreement and the Wagenhals Agreement, copies of which are filed herewith as Exhibit 10.1 and 10.2, respectively.

Item 7.01. Regulation FD Disclosure.

On July 25, 2023, the Company issued a press release announcing the matters addressed under Item 5.02. A copy of the press release is furnished with this report as Exhibit 99.1.

The information in the Report under Item 7.01 and Exhibit 99.1 attached hereto will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific referencing in such filing. The furnishing of the information in Item 7.01 of this report and the press release is not intended to, and does not, constitute a determination or admission by the Company that such information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, by and between AMMO, Inc. and Jared Smith, dated July 24, 2023
10.2	Amended and Restated Employment Agreement, by and between AMMO, Inc. and Fred W. Wagenhals, dated July 24, 2023
99.1	Press Release dated July 25, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2023	AMMO, INC.

	By:	/s/ Robert D. Wiley
	Name:	Robert D. Wiley
	Title:	Chief Financial Officer